                                                                     Exhibit 4.2

                           Form of Face of Security

REGISTERED                                                         REGISTERED
                                  LUKENS INC.

NO. FLRA-____             MEDIUM-TERM NOTE, SERIES A
CUSIP_______                    (Floating Rate)

[IF THIS SECURITY IS TO BE A GLOBAL SECURITY - This Security is a Global
 -------------------------------------------
Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any person other than such Depositary or a nominee thereof unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for this Security or has ceased to be qualified to act as such as required by the Indenture or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes represented by this Security.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water-Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

PRINCIPAL AMOUNT AND CURRENCY
  OR CURRENCY UNITS (if other than U.S. dollars):

DENOMINATIONS
  (If other than U.S. dollars or the U.S. dollar denomi nations set forth on the reverse);

OPTION TO RECEIVE PAYMENT                EXCHANGE RATE AGENT:
  IN SPECIFIED CURRENCY:
     YES:___       NO:___

ISSUE DATE:                              STATED MATURITY OF SECURITY:

                                         EXTENSION OF MATURITY:
                                           YES: ____  NO: _____

                                         EXTENSION PERIOD:

                                         FINAL MATURITY:

INTEREST RATE BASIS:                     COMPUTATION PERIOD:

INTEREST PAYMENT DATE(S):                REGULAR RECORD DATE(S):

INDEX MATURITY:                          SPREAD (PLUS OR MINUS):

INITIAL INTEREST RATE:                   SPREAD MULTIPLIER:

MAXIMUM INTEREST RATE:                   MINIMUM INTEREST RATE:

INTEREST PAYMENT PERIOD                  INTEREST PAYMENT MONTH(S):
(monthly, quarterly,
semi-annually or annually):

INTEREST RESET PERIOD                    INTEREST RESET MONTH(S):
(monthly, quarterly,
semi-annually or annually):

                                         INTEREST DETERMINATION DATE(S):

CALCULATION DATE:                        CALCULATION AGENT:

INTEREST RESET DATE(S):

REDEMPTION DATE(S):                      REDEMPTION PERCENTAGE(S):

REDEMPTION DATE(S)
  (OPTION OF HOLDER):


                                         REDEMPTION PERCENTAGE(S)
                                           (OPTION OF HOLDER)
                                           (if other than 100% of
                                           Principal Amount):
DISCOUNT NOTE: YES:___ NO:___

TOTAL AMOUNT OF OID:

YIELD TO MATURITY:

OTHER PROVISIONS:

[Add Sinking Fund or Defeasance provisions if applicable]

          LUKENS INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal amount specified above (any currency or currency unit other than U.S. dollars being hereinafter referred to as a "Specified Currency") on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity) or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity Date, as defined below, on such Extended Maturity Date (except to the extent previously redeemed or repaid) and to pay interest thereon, from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Security (or any Predecessor Security) has been paid or duly provided for to, but excluding, the Interest Payment Date (as hereinafter defined) (or, if the Interest Reset Period specified above (the "Interest Reset Period") is daily or weekly, from and including the Issue Date or from and including the date following the most recent Regular Record Date with respect to which interest has been paid or duly provided for, as the case may be, to but excluding the day following the Regular Record Date immediately preceding such Interest Payment Date), at a rate per annum equal to the Initial Interest Rate specified above (the "Initial Interest Rate") until the first Interest Reset Date (as defined on the reverse hereof) following the Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of CD Rate", "Determination of Federal Funds Rate", "Determination of LIBOR" or "Determination of Treasury Rate", depending upon whether the Interest Rate Basis specified above is Commercial Paper Rate, Prime Rate, CD Rate, Federal Funds Rate, LIBOR or Treasury Rate until the principal hereof is paid or duly made available for payment; provided, however, that, unless the Holder hereof is entitled to make,
         --------  -------
and has made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Company will make all such payments in respect of this Security in U.S. dollars in amounts determined as set forth on the reverse hereof. Such interest shall be payable by the Company monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period" and, unless otherwise specified above under "Interest Payment Date(s)", such interest shall be payable by the Company on the third Wednesday of the month or months specified above under "Interest Payment Month(s)" in each year (each date so specified above or, if none is so specified, determined as herein provided, an "Interest Payment Date") and at Maturity. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Market Day) next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the "Regular Record Date"); provided,
                                                                    --------
however, that interest payable at Maturity will be payable to the Person to
-------
whom principal shall be payable; and provided, further that if the Issue Date is
                                     --------  -------
after a Regular Record Date, and before the next succeeding Interest Payment Date, the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.
Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          As provided in this Security and in lieu of Section 113 of the Indenture, if any Interest Payment Date shown on the face hereof would otherwise be a day that is not a Market Day (as defined in the reverse hereof), the Interest Payment Date shall be postponed to the next day that is a Market Day, except that if the rate of interest on this Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR", and such Market Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day. If the Maturity of this Security would otherwise be a day that is not a Market Day, the payment of principal (and premium, if any) and interest may be made on the next succeeding Market Day, and no interest on such payment will accrue from and after the Maturity.

          Payment of the principal of (and premium, if any) or interest on this Security will be made at the corporate trust office of the Trustee in Chicago, Illinois or such other office or agency of the Company maintained by it for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal of (and premium, if any) and
-------- --------
interest on this Security due at Maturity will be made in immediately available funds at such corporate trust office or such other office or agency if this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures; and

provided further that, at the option of the Company, payment of interest, other
-------- -------
than interest due at Maturity or on any date of redemption or repayment, may be made by check mailed to the address of the Holder as such address shall appear in the Security Register, or by wire transfer to an account maintained by the Holder with a bank located in the United States provided that the Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions.

          [Notwithstanding the foregoing, the Holder of $10,000,000 or more in aggregate principal amount of Securities having the same Interest Payment Date shall be entitled to receive such payment by wire transfer of immediately payable funds to an account maintained by such Holder with a bank located in the United States, provided that the Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions.]/1/ If this Security is denominated in a Specified Currency, the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as defined below) with respect to such payments, the Exchange Rate Agent is able to convert such payments as provided below and the Specified Currency is not unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then (i) the payment of interest on this Security will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) by check drawn upon a bank office located outside the United States and mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, and (ii) payment of

          ___________________
          /1/ Insert provision only if Securities are Certificated Notes denominated and payable in U.S. dollars.

principal (and premium, if any) and interest due at Maturity will be made in such Specified Currency (or, if applicable, such other coin or currency) by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank office located in the country which issued the Specified Currency (or if this Security is denominated in European Currency Units ("ECUs"), Brussels) upon presentation of this Security to the Paying Agent in time for such wire transfer to be made by the Paying Agent in accordance with its normal procedures. Unless otherwise specified above, if this Security is denominated in a Specified Currency, the Holder hereof may elect to receive payments of principal of (and premium, if any) and interest on this Security in such Specified Currency (a "Specified Currency Payment Election") by delivery of a written request (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) to the Trustee at its corporate trust office referred to above on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered), by cable or by facsimile transmission. A Holder of a Foreign Currency Security may elect to receive payment in the Specified Currency for all payments of principal (and premium, if any) and interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

                                             LUKENS INC.

[CORPORATE SEAL]

                                        By_______________________________
                                          Name:
                                          Title:

Attest:

________________________

Dated: ___________, 199_

          TRUSTEE'S CERTIFICATE
          OF AUTHENTICATION


This is one of the Securities
of the series designated therein
referred to in the within-
mentioned Indenture.

CONTINENTAL BANK, NATIONAL ASSOCIATION,
as Trustee


By_______________________
  Authorized Officer

                          Form of Reverse of Security

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under the Indenture, dated as of July 1, 1992 (herein called the "Indenture"), between the Company and Continental Bank, National Association as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $100,000,000 (or, if Securities of this series are to be Original Issue Discount Securities or are to be denominated in one or more Specified Currencies or with the amount payable in respect of principal of or any premium or interest to be determined by reference to the value, rate or price of one or more specified indices ("Indexed Securities"), such principal amount as shall result in an aggregate initial offering price of Securities equivalent to no more than $100,000,000), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities, which may be offered or sold either in the United States or outside the United States or both simultaneously. Except as otherwise may be stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof (or in the case of Securities denominated in a Specified Currency, in such minimum denomination not less than the equivalent of $100,000 in such Specified Currency on the basis of the noon buying rate for cable transfers in The City of New York as certified for customs purposes by (or, if not so certified, as otherwise determined by) the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the date the Company agrees to issue such Security and such greater denomination or denominations as shall be set forth on the face thereof). The Securities of this series may be issued from time to time in various principal amounts and currencies or currency units, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. As provided in the indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          The Securities are general, direct, unconditional and unsecured obligations of the Company.

          If so indicated on the face of this Security, the Company has the option to extend the Stated Maturity hereof for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the Final Maturity specified on the face hereof and in connection therewith to establish a new Spread or Spread Multiplier and new redemption provisions for the Extension Period.

          The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"), such notice to be accompanied by the form of the Extension Notice referred to below. Not later than 40 days prior to the Stated Maturity or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Trustee will mail to the Holder hereof a notice (the "Extension Notice") relating to such Extension Period, by first class mail, postage prepaid, setting forth (a) the election of the Company to extend the Maturity of this Security; (b) the new Extended Maturity Date; (c) the Spread or Spread Multiplier applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder of this Security, the Maturity hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms it had prior to the mailing of such Extension Notice.

          Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice (or if such day is not a Business Day, not later than 10:00 A.M., New York City time, on the immediately succeeding Business Day), the Company may, at its option, revoke the Spread or Spread Multiplier provided for in such Extension Notice and establish a higher Spread or Spread Multiplier for the Extension Period by causing the Trustee to send notice of such higher Spread or Spread Multiplier to the Holder of this

Security by first class mail, postage prepaid, or by such other means as shall be agreed between the Company and the Trustee. Such notice shall be irrevocable. All Securities with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher Spread or Spread Multiplier for the Extension Period, whether or not tendered for repayment.

          If the Company elects to extend the Maturity hereof, the Holder of this Security will have the option to require the Company to repay this Security on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof, plus any accrued and unpaid interest to such date. In order for this Security to be so repaid on such Maturity Date, the Holder hereof must follow the procedures set forth below for Redemption (Option of Holder), except that the period for delivery of this Security or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the Holder hereof has tendered this Security for repayment pursuant to this paragraph he may, by written notice to the Trustee, revoke any such tender for repayment until 5:00 P.M., New York City time, on the tenth calendar day prior to the Maturity Date then in effect (or, if such date is not a Business Day, until 5:00 P.M., New York City time, on the immediately succeeding Business
Day).

          Accrued interest hereon shall be calculated by multiplying the principal amount specified on the face hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, as described below) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded upwards, if necessary, as described below) applicable to such date by 360, if the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, Prime Rate, CD Rate, Federal Funds Rate or LIBOR, by the actual number of days in the year (365 or 366, as the case may be) if the Interest Rate Basis specified on the face hereof is the Treasury Rate, or by the number of days in the Computation Period specified on the face hereof. Except as otherwise provided herein, all percentages resulting from any calculation with respect to this Security will be rounded, upwards if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and
 ----
9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar
amounts and all amounts in Specified Currencies used in or resulting from such calculations will be rounded to the nearest cent, or, if this Security is a Foreign Currency Security, the nearest unit (with one-half cent or five one-thousandths of a unit being rounded upwards).

          The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified on the face hereof under Interest Reset Period (each date upon which interest is so reset as provided below being hereinafter referred to as an "Interest Reset Date"), and the interest rate in effect on any day shall be (a) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate for the immediately preceding Interest Reset Date; provided, however, that (i) the interest rate in effect
                     --------  -------
from the Issue Date of this Security (or one or more Predecessor Securities) to but excluding the first Interest Reset Date will be the initial Interest Rate. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof and in no event shall be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Unless otherwise specified on the face hereof and except as provided in the next succeeding sentence, the Interest Reset Date with respect to this Security will be, if the Interest Reset Period specified on the face hereof is daily, each Market Day (as defined below); if the Interest Reset Period specified on the face hereof is weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury Rate), the Wednesday of each week; if the Interest Reset Period specified on the face hereof is weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, except as otherwise provided below, the Tuesday of each week; if the Interest Reset Period specified on the face hereof is monthly, the third Wednesday of each month; if the Interest Reset Period specified on the face hereof is quarterly, the third Wednesday of each March, June, September and December; if the Interest Reset Period specified on the face hereof is semi-annually, the third Wednesday of two months in each year specified under "Interest Reset Month(s)" on the face hereof; and if the Interest Reset Period specified on the face hereof is annually, the third Wednesday of the month in each year specified under "Interest Reset Month(s)" on the face hereof. If, pursuant to the preceding sentence, any Interest Reset Date would otherwise be a day that is not a Market Day with respect to this Security, the Interest Reset Date shall be the next succeeding day that is a Market Day with respect to this Security, except that if the Interest Rate Basis specified on the face hereof is LIBOR and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. Subject to appli-cable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

          "Market Day" means (i) with respect to any Security of this series denominated in U.S. dollars, the rate of interest on which is determined other than in accordance with the provisions of the heading "Determination of LIBOR" above, any day that is not a Saturday or Sunday and that, in The City of New York or Chicago, Illinois is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, (ii) with respect to any Security of this series denominated in U.S. dollars, the rate of interest on which is determined in accordance with the provisions of the heading "Determination of LIBOR", any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market, (iii) with respect to any Security of this series denominated in a Specified Currency other than ECUs, any day that is not a Saturday or Sunday and that in the principal financial center of the country of the Specified Currency is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, and (iv) with respect to a Security of this series denominated in ECU, any day that is designated as an ECU settlement day by the ECU Bankers Association in Paris or otherwise generally regarded in the ECU interbank market as a day in which payments in ECU are made.

          Determination of Commercial Paper Rate.  If the Interest Rate Basis
          ---------------------------------------
specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) or the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the "Commercial Paper Interest Determination Date") for commercial paper having the Index Maturity specified on the face hereof, (i) as published in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication published by the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper", or (ii) if such rate is not so published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then as published in "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations"), under the heading "Commercial Paper", or (b) if such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation

Date, of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such dealers selected as
        --------  -------
aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

          "Money Market Yield" shall be a yield (expressed as a percentage rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point), calculated in accordance with the following formula:

                              D x 360    x 100
                           -------------
      Money Market Yield = 360 - (D x M),

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Determination of Prime Rate.  If the Interest Rate Basis specified
          ----------------------------
on the face hereof is the Prime Rate, the Interest Rate with respect to this Security for any Interest Reset Date shall equal (a) the rate set forth on such date in H.15 (519) under the heading "Bank Prime Loan" or (b) if such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Interest Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page as such bank's prime rate or base leading rate as in effect for that Interest Determination Date, or (c) if fewer than four such rates appear on the Reuters NYMF Page for the Interest Determination Date, then the Interest Rate shall be the arithmetic mean as calculated by the Calculation Agent of (1) the announced prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business in The City of New York on the Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) or (2) if fewer than two such banks quote such a rate, the announced prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business in The City of New York on such Interest Determination Date by one or two, as the case may be, substitute banks or trust companies that are organized and doing business under the laws of the United States or any state thereof, have total equity capital of at least $500 million, and are subject to supervision or examination by Federal or state authority selected by the Calculation Agent (after consultation with the Company) to provide such rates, in any case, adjusted by addition or subtraction of the Spread, if any, specified on the face hereof; or by multiplication by the Spread Multiplier, if any, specified on the face hereof;

provided, however that if the banks or trust companies selected as aforesaid are
--------  -------
not quoting such rates, the interest rate in effect hereon shall be the rate in effect hereon on such Interest Determination Date.

          Determination of CD Rate.  If the Interest Rate Basis specified on the
          -------------------------
face hereof is the CD Rate, the Interest Rate with respect to any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the "CD Rate Interest Determination Date") for negotiable certificates of deposit having the Index Maturity specified on the face hereof, (i) as published in H.15(519) under the heading "CDs (Secondary Market)", or (ii) if such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then as published in Composite Quotations under the heading "Certificates of Deposit", or (b) if such rate is not yet published in either H.l5(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date the arithmetic mean (rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point), as calculated by the Calculation Agent, of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000 in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof;

provided, however, that if fewer than three dealers selected as aforesaid by the
--------  -------
Calculation Agent are quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Rate Interest Determination Date.

          Determination of Federal Funds Rate.  If the Interest Rate Basis
          ------------------------------------
specified on the face hereof is the Federal Funds Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the "Federal Funds Interest Determination Date") for Federal Funds having the Index Maturity specified on the face hereof (i) as published in H.l5(519) under the heading "Federal Funds (Effective)" or (ii) if such rate is not so published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then as published in Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates, prior to 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three
                              --------  -------
brokers selected as
aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

          Determination of LIBOR.  If the Interest Rate Basis specified on the
          -----------------------
face hereof is LIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be determined by the Calculation Agent and shall equal the offered rate for deposits in U.S. Dollars having the Index Maturity specified on the face hereof commencing on the second London Market Day immediately following the Interest Determination Date which appears on the Telerate Page 3750 (as defined herein) as of 11:00 A.M. London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, if such
                                                  --------  -------
rate does not so appear on the Telerate Page 3750, the rate in respect of such Interest Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) at approximately 11:00 A.M., London time, on the Interest Determination Date next preceding the relevant Interest Reset Date to prime banks in the London inter-bank market for a period of the Index Maturity commencing on that

Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided in respect of such Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested in respect of such Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent, at approximately 11:00 A.M., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time, each of the aforementioned cases following the proviso above adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, if the
                                                   --------  -------
aforesaid rate cannot be so determined by the Calculation Agent, LIBOR in respect of such LIBOR Interest Determination Date will be LIBOR then in effect on such Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices relating to LIBOR). "London Market Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          Determination of Treasury Rate.  If the Interest Rate Basis specified
          -------------------------------
on the face hereof is the Treasury Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities/Treasury bills -- Auction Average (Investment)" on the Treasury Interest Determination Date (as defined below) or
(b) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury or (c) in the event that the results of the auction of Treasury bills having the Index maturity specified on the face hereof are not published or reported as provided in (a) or (b) above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers in the City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers
                                   --------  -------
selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate shall be the Treasury Rate on such Treasury Interest Determination Date.

          The "Treasury Interest Determination Date" pertaining to an Interest Reset Date will be the day on which Treasury bills are auctioned for the week in which such Interest Reset Date falls, or if no auction is held for such week, the Monday of such week (or if Monday is a legal holiday, the next succeeding Market Day) and the Interest Reset Date will be the Market Day immediately following such Treasury Interest Determination Date. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is held for such week on Monday or the preceding Friday, such Monday or preceding Friday shall be the Treasury Interest Determination Date for such week, and the Interest Reset Date for such week shall be the Tuesday of such week (or, if such Tuesday is not a Market Day, the next succeeding Market Day). If the auction for such week is held on any day of such week other than Monday, then such date shall be the Treasury Interest Determination Date and the Interest Reset Date for such week shall be the next succeeding Market Day.

          Unless otherwise specified on the face hereof, the Calculation Date pertaining (i) to any Commercial Paper Rate Interest Determination Date, CD Rate Interest Determination Date, Treasury Interest Determination Date or Federal Funds Interest Determination Date, as the case may be, shall be the earlier of
(a) the tenth day after such interest determination date or, if any such day is not a Market Day with respect to this Security, the next succeeding Market Day and (b) the Market Day next preceding the relevant Interest

Payment Date or date of Stated Maturity, as the case may be, and (ii) to any Prime Rate Interest Determination Date or LIBOR Interest Determination Date shall be such Prime Rate Interest Determination Date or such LIBOR Interest Determination Date, as the case may be. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date. Unless otherwise specified on the face hereof, the Calculation Agent shall be the Trustee.

          If this Security is designated on the face hereof as an Original Issue Discount Security, then, notwithstanding anything to the contrary contained in this Security, upon the redemption or acceleration of Maturity of this Security there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Security. The "Amortized Face Amount" shall be the amount equal to (a) the issue price of this Security, plus (b) that portion of the difference between the issue price and the principal amount of this Security that has been amortized at the Stated Yield (as defined below) of this Security (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Security due at the Stated Maturity hereof. As used in the previous sentence, the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity on the basis of the issue price and such principal amount.

          If this Security is denominated in a Specified Currency, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments as provided on the face hereof, the Holder of this Security shall receive payments of principal (and premium, if any) and interest in U.S. dollars at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (who, unless otherwise specified on the face hereof, shall be the Trustee) at approximately 11:00 A.M., New York City time, on the second Market Day with respect to this Security preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the

Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency and scheduled to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. All currency exchange costs incurred by the Company in converting a Specified Currency into U.S. dollars in order to make payments hereon will be borne by the Holder of this Security by deductions from such payments. If such bid quotations are not available, or if a Specified Currency Payment Election has been made with respect to such payments, payments will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts); provided, however, that if such Specified Currency (or, if applicable,
        --------- -------
such other coin or currency) is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the Market Exchange Rate for such Specified Currency (or, if applicable, such other coin or currency) on the second Market Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated hereon.

          If the principal of (and premium, if any) and interest on this Security is payable in any currency unit (e.g. ECU), and such currency unit is unavailable due to an imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, as determined by the Exchange Rate Agent on the following basis: The component currencies of the currency unit for this purpose (the "Component Currencies" or, individually, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last date on which the currency unit was used. The equivalent of currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

          If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

          Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

          If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Security is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, on any such date (or during any such range) as a whole, or in part, at the election of the Company, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest to the Redemption Date; but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no
                                              --------  -------
event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

          Notice of redemption having been given as aforesaid, this Security (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest.

          In the case of any partial redemption at the election of the Company of Securities of this series, the Securities of a particular tenor to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities (equal to the minimum authorized denomination for Securities of this series or any integral multiple thereof). In the event of any redemption of this Security in part only, a new Security or Securities of this series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for Securities of this series.

          If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified on the face hereof, this Security is subject to redemption on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof at a Redemption Price determined as provided in the fifth succeeding sentence together with accrued interest thereon to the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof of record at the close of business on the Regular Record Date referred to on the face hereof. Such election shall be effected by the Holder hereof delivering to the Company at the principal corporate trust office of the Trustee in Chicago, Illinois or the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York not less than 30 nor more than 60 days prior to the date on which this Security is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form as prescribed below and specifying the date upon which this Security is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled "Option to Elect Redemption" set forth at the end of this Security duly completed or (ii) a telegram, facsimile transmission or letter from a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Security, the principal amount of this Security to be redeemed, the certificate number or a description of the terms of this Security, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Redemption" set forth at the end of this Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided,
                                                                   --------
however, that such telegram, facsimile transmission or letter shall only be
-------
effective if this Security and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the redemption option by the Holder hereof will be irrevocable. Such option may be exercised with respect to less than the entire principal amount of this Security, provided that the portion remaining Outstanding after such redemption shall be an authorized denomination for Securities of this series. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage (Option of Holder), specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or range of such dates), by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed, together with the interest accrued thereon to the Redemption Date; provided, however, that in no event shall the Redemption Price be less than 100%
--------  -------
of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

          If so indicated on the face hereof, and in accordance with the terms specified thereon, this Security will be subject to redemption through operation of a sinking fund.

          The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness on this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein.

          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and the interest, if any, on the Securities of this series shall terminate.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the

Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holder of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series (other than Global Securities, except as otherwise provided herein) are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          The Company shall not be required to (i) issue, register the transfer of or exchange Securities of this series or of a like tenor during a period beginning at the opening of business 15 days before the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption, or (ii) register the transfer of or exchange any Security, or portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Following the exercise of any redemption option by the Holder hereof, the Trustee shall not be required to issue, register the transfer of or exchange that portion of this Security with respect to which such option has been exercised.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Securities of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as Depositary for the Global Securities of this series or its nominee and registered in the name of the Depositary or such nominee. If the face of this Security contains a legend indicating that this Security is a Global Security so registered, the transfer and exchange hereof is subject to the additional limitations set forth in such legend.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM  - as tenants in common

      TEN ENT  - as tenants by the entireties

      JT TEN   - as joint tenants with right of
                    survivorship and not as tenants
                    in common

     UNIF GIFT MIN ACT - ___________         Custodian ________
                         (Custodian)                    (Minor)

      Under Uniform Gifts to Minors Act (_____________)
                                              (State)

Additional abbreviations may also be used though not in the above list.

                              ____________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
                    (PLEASE INSERT SOCIAL SECURITY OR OTHER
                    IDENTIFYING NUMBER OF ASSIGNEE)

________________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                  INCLUDING POSTAL ZIP CODE OF ASSIGNEE)


________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:_______________________           X
                                        -----------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                          OPTION TO ELECT REDEMPTION


      The undersigned hereby irrevocably requests and instructs LUKENS INC. to redeem the within Security (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at


________________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                  INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED)

________________________________________________________________________________

________________________________________________________________________________
      If less than the entire principal amount of the within Security is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:
____________________________________________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being redeemed (in the absence of any such specification, one such Security will be issued for the portion not being redeemed):

________________________________________________________________________________

Dated:_____________
                                        _______________________________
                                        NOTICE: This signature on this Option to Elect Redemption must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.